Exhibit 4.1

COMMON STOCK	PAR VALUE $0.01
FRZ
This Certificate is transferable in New York, NY	CUSIP 75734R 10 5 SEE REVERSE FOR CERTAIN DEFINITIONS

Reddy Ice Holdings, Inc.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

Is the owner of

FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK OF

Reddy Ice Holdings, Inc. (herein called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all of the terms, conditions and limitations of the Amended and Restated Certificate of Incorporation, and all amendments thereto, and the Amended and Restated By-laws of the Corporation and all amendments thereto, to all of which the holder of this certificate assents by acceptance hereof. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SEAL]

/s/ Steven J. Janusek Secretary	/s/ William P. Brick Chief Executive Officer

Reddy Ice Holdings, Inc.

        THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

        For value received,                                                                                                    hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares
of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.